Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Reports Fourth Quarter and Full Year 2024 Financial Results

•
Fourth quarter revenue of $168 million and full year revenue of $634 million
•
Fourth quarter orders and revenues sequentially increased 11% and 8% respectively
•
Orders outpaced revenue by 6% in the fourth quarter
•
Provides full year 2025 guidance of 8% to 12% reported growth and 10% to 14% excluding COVID-related revenue

WALTHAM, Mass., February 20, 2025 - Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its fourth quarter of 2024, covering the three- and twelve-month periods ended December 31, 2024. The company is also providing financial guidance for the full year 2025.

Olivier Loeillot, President and Chief Executive Officer of Repligen said, “During the fourth quarter, we were very encouraged by the continued momentum across our portfolio. Total revenue in the fourth quarter grew 13% excluding COVID, overcoming two points of currency headwind. Total orders outpaced sales by 6%, driven by our Filtration and Analytics franchises. The strength we saw in the third quarter for CDMOs and capital equipment continued during the fourth quarter, with sequential revenues increasing approximately 20% and 30% respectively. While we continue to monitor China and emerging biotech, the overall bioprocessing market is returning to growth. Our order momentum during the second half gives us confidence that we can achieve our 2025 guidance.”

Q4 2024 BUSINESS HIGHLIGHTS

•
CDMO and capital equipment. Orders accelerated sequentially in the quarter, increasing ~15% and ~30% respectively, confirming both markets are fundamentally improving
•
M&A. Closed acquisition of chromatography innovator Tantti Laboratory Inc, strengthening and expanding our Protein and Chromatography offering in new modalities
•
New products. Launched AVIPure® dsRNA resin, the industry’s first affinity resin for the removal of double-stranded RNA (dsRNA); a groundbreaking solution targeting mRNA-based therapeutics and vaccines
•
Sustainability. Published our 2023 Sustainability report “Advancing Impacts”, highlighting the company’s progress across numerous environmental, social and governance (ESG) initiatives

FINANCIAL PERFORMANCE

Q4 and Full Year 2024 financial performance (compared to prior year periods except as noted). All adjusted figures are non-GAAP and, except for earnings per share, are rounded to the nearest million, and are reconciled in the tables included later in this press release.

•
Q4 reported revenue was $168 million compared to $167 million, bringing our full year 2024 revenue to $634 million compared to $632 million.
•
Q4 GAAP gross profit was $39 million compared to $78 million. Adjusted gross profit was $85 million compared to $87 million. For the full year 2024, GAAP gross profit was $275 million compared to $278 million. Adjusted gross profit was $320 million compared to $310 million. Q4 and full year 2024 gross profit includes $45 million and $44 million non-recurring restructuring and other inventory charges(3), including, severance, and costs associated with manufacturing rationalization.
•
Q4 GAAP (loss) income from operations was $(37) million, compared to $10 million. Adjusted income from operations was $25 million, compared to $30 million. For the full year 2024, GAAP (loss) income from operations was $(35) million, compared to $48 million. Adjusted income from operations was $82 million compared to $88 million. Q4 and full year 2024

(loss) income from operations includes $45 million and $47 million in non-recurring restructuring and other inventory charges(3), including, severance, and costs associated with manufacturing rationalization.
•
Q4 GAAP net (loss) income was $(34) million, compared to $(16) million. Adjusted net income was $25 million compared to $27 million. For the full year 2024, GAAP net (loss) income was $(26) million compared to $36 million. Adjusted net income was $89 million compared to $93 million.
•
Q4 GAAP (loss) earnings per share was $(0.60) on a basic and fully diluted basis, compared to $(0.29). Adjusted earnings per share was $0.44 on a fully diluted basis, compared to $0.48. For the full year 2024, GAAP (loss) earnings per share was $(0.46) compared to $0.63. Adjusted earnings per share was $1.58 compared to $1.65.

MARGIN SUMMARY

GAAP Margins	Q4 2024	Q4 2023	2024	2023
Gross Margin	23.2%	47.1%	43.3%	44.0%
Operating (EBIT) Margin	(21.8)%	5.9%	(5.5)%	7.5%

Adjusted (non-GAAP) Margins	Q4 2024	Q4 2023	2024	2023
Gross Margin	50.7%	52.5%	50.4%	49.0%
Operating (EBIT) Margin	14.9%	17.8%	12.9%	13.9%
EBITDA Margin	20.9%	22.2%	18.5%	19.8%

Cash and cash equivalents at December 31, 2024, were $757 million, compared to $751 million at December 31, 2023.

FINANCIAL GUIDANCE FOR FISCAL YEAR 2025

Our financial guidance for the fiscal year 2025 is based on expectations for our existing business. Our GAAP and Adjusted (non-GAAP) guidance excludes the impact of any potential business acquisitions in 2025, and future fluctuations in foreign currency exchange rates.

CURRENT GUIDANCE
(at February 20, 2025)
FY 2025	GAAP	Adjusted (non-GAAP)
Total Reported Revenue	$685M - $710M	$685M - $710M
Reported Growth	8% - 12%	8% - 12%
Organic Growth	-	9.5% - 13.5%
Non-COVID Revenue Growth	-	10% - 14%
Gross Margin	51% - 52%	51% - 52%
Income from Operations	$59M - $66M	$99M - $106M
Operating Margin	8% - 9%	14% - 15%
Other Income (Expense)	$15M - $16M	$23M - $24M
Adjusted EBITDA Margin	-	20% - 21%
Tax Rate on Pre-Tax Income	23% - 24%	22% - 23%
Net Income	$51M - $56M	$95M - $100M
Earnings Per Share - Diluted	$0.90 - $0.99	$1.67 - $1.76

Amounts herein pertaining to December 31, 2024 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”). More information on our results of operations for the year ended December 31, 2024 will be provided upon filing our Annual Report on Form 10-K with the SEC.

Conference Call and Webcast Access

Repligen will host a conference call and webcast today, February 20, 2025, at 8:30 a.m. ET, to discuss fourth quarter 2024 financial results, corporate developments and financial guidance for the year 2025. The conference call will be accessible by dialing toll-free (844) 274-3999 for domestic callers or (412) 317-5607 for international callers. No passcode is required for the live call. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (877) 344-7529 from the U.S., (855) 669-9658 from Canada and (412) 317-0088 for international callers. Replay listeners must provide the passcode 6188777.

About Repligen Corporation

Repligen Corporation is a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems that enable efficiencies in the process of manufacturing biological drugs. We are “inspiring advances in bioprocessing” for the customers we serve; primarily biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our focus areas are Filtration and Fluid Management, Chromatography, Process Analytics and Proteins. Our corporate headquarters are located in Waltham, Massachusetts, and the majority of our manufacturing sites are in the U.S., with additional key sites in Estonia, France, Germany, Ireland, the Netherlands and Sweden. For more information about the company see our website at www.repligen.com, and follow us on LinkedIn.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following Adjusted (non-GAAP) measures of financial performance are included in this release: non-COVID revenue and non-COVID revenue growth; organic revenue and organic revenue growth; adjusted cost of goods sold, adjusted gross profit and adjusted gross margin; adjusted R&D expense and adjusted SG&A expense; adjusted income from operations and adjusted operating margin; adjusted pre-tax income; adjusted net income; adjusted earnings per share (diluted); adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA margin. The Company provides base revenue and base revenue growth rates, which exclude COVID-related revenue, and the impact of acquisition revenue for current year periods that have no prior year comparables, to facilitate a comparison of its current revenue performance to its past performance. The Company provides the impact of foreign currency translation, to enable determination of revenue growth rates at constant currency. To calculate the impact of foreign currency translation, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior year periods.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition and integration costs; restructuring charges including the costs of severance and accelerated depreciation among other charges; incremental costs attributed to CEO transition; contingent consideration related to the Company’s acquisitions; intangible amortization costs; non-cash interest expense related to the accretion of the debt discount; amortization of debt issuance costs related to Company’s convertible debt; foreign currency impact of certain intercompany loans; and, the related impact on tax of non-GAAP charges. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

NOTE:

All reconciliations of above GAAP figures (reported or guidance) to adjusted (non-GAAP) figures are detailed in the tables included later in this press release. When analyzing the Company’s operating performance and guidance, investors should not consider non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP.

Forward-Looking Statements

This release contains forward-looking statements, which are made pursuant to and in reliance upon the safe harbor provisions of federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein which do not describe historical facts, including, among others, any express or implied statements or guidance regarding current or future financial performance and position, including our 2025 financial guidance and related assumptions; expected demand in the markets in which we operate; our beliefs that the bioprocessing market is returning to growth and that the CDMO and capital equipment markets are fundamentally improving; expectations regarding the Tantti acquisition; the expected performance of our business and momentum across our portfolio, including that AVIPure is a groundbreaking solution, are based on management’s current expectations and beliefs and are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, our ability to successfully grow our bioprocessing business; our ability to manage through and predict headwinds; the risk that we have assumed that markets and franchises will improve and grow more than expected; our ability to achieve our 2025 financial guidance; our ability to develop and commercialize products and the market acceptance of our products; our ability to successfully integrate any acquired businesses in a timely manner or at all, and to achieve the expected benefits of such acquisitions; that demand for our products could decline, which could adversely impact our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing companies; risks around the Company’s effectiveness of disclosure controls and procedures and the effectiveness of our internal control over financial reporting; our compliance with all U.S. Food and Drug Administration and European Medicines Evaluation Agency regulations; our volatile stock price; and other risks and uncertainties detailed in Repligen’s filings with the U.S. Securities and Exchange Commission (the Commission), including our Annual Report on Form 10-K for the year ended December 31, 2023 and in subsequently filed reports with the Commission, including our Quarterly Reports on Form 10-Q and current reports on Form 8-K, as well as our upcoming Annual Report on form 10-K for the year ended December 31, 2024 and any subsequent filings with the Commission, which are available at the Commission’s website at www.sec.gov. Actual results may differ materially from those Repligen contemplated by these forward-looking statements, which reflect management’s current views, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and are based only on information currently available to us. Repligen cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Repligen disclaims any obligation to update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements

Repligen Contact:

Sondra S. Newman

Global Head of Investor Relations

(781) 419-1881

investors@repligen.com

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue:
Product revenue	$167,394	$166,349	$634,178	$631,979
Royalty and other revenue	153	272	261	383
Total revenue	167,547	166,621	634,439	632,362
Costs and expenses:
Cost of goods sold	128,706	88,136	359,794	353,922
Research and development	11,677	10,285	43,200	42,722
Selling, general and administrative	60,474	57,630	263,368	218,584
Contingent consideration	3,191	697	3,191	(30,569)
	204,048	156,748	669,553	584,659
(Loss) income from operations	(36,501)	9,873	(35,114)	47,703
Investment income	8,293	6,023	35,827	24,135
Interest expense	(5,462)	(1,276)	(20,731)	(2,503)
Loss on extinguishment of debt	—	(12,676)	—	(12,676)
Amortization of debt issuance costs	(411)	(6,702)	(1,843)	(8,075)
Other income (expenses), net	(4,527)	6,623	(5,174)	8,123
(Loss) income before income taxes	(38,608)	1,865	(27,035)	56,707
Income tax (benefit) provision	(4,739)	18,315	(1,521)	21,111
Net (loss) income	$(33,869)	$(16,450)	$(25,514)	$35,596
(Loss) earnings per share:
Basic	$(0.60)	$(0.29)	$(0.46)	$0.64
Diluted	$(0.60)	$(0.29)	$(0.46)	$0.63
Weighted average shares outstanding:
Basic	56,056,993	55,815,666	55,936,751	55,719,860
Diluted	56,056,993	55,815,666	55,936,751	56,377,319

Balance Sheet Data:	December 31, 2024	December 31, 2023
Cash, cash equivalents and marketable securities	$757,355	$751,323
Working capital	939,254	946,404
Total assets	2,829,666	2,831,185
Long-term obligations	730,161	701,398
Accumulated earnings	407,354	432,868
Stockholders’ equity	1,972,718	1,964,845

REPLIGEN CORPORATION

RECONCILIATIONS OF GAAP to NON-GAAP FINANCIAL MEASURES

(Unaudited, amounts in thousands, except percentage and earnings per share data)

In all tables below, totals may not add due to rounding

Reconciliation of Total Revenue (GAAP) Growth to Organic Revenue Growth (Non-GAAP)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
TOTAL REPORTED REVENUE (GAAP) GROWTH	1%	(11)%	0%	(21)%
Acquisition revenue	0%	(3)%	(2)%	(1)%
Less: Currency exchange	2%	(1)%	1%	0%
ORGANIC REVENUE GROWTH (NON-GAAP)	3%	(15)%	(1)%	(22)%

Reconciliation of Total Revenue (GAAP) to Base Revenue (Non-GAAP)

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2024	2023(2)	2024 v 2023	2024	2023(2)	2024 v 2023
TOTAL REPORTED REVENUE (GAAP)	$167,547	$166,621	1%	$634,439	$632,362	0%
COVID-related revenue	—	(18,885)	(100)%	(11,462)	(25,814)	(56)%
NON-COVID REVENUE (NON-GAAP) (1)	$167,547	$147,736	13%	$622,977	$606,548	3%
Acquisition revenue	—	—	n/a	(14,848)	—	100%
BASE REVENUE (NON-GAAP) (2)	$167,547	$147,736	13%	$608,129	$606,548	0%

Reconciliation of (Loss) Income from Operations (GAAP) to Adjusted Income from Operations (Non-GAAP)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
(LOSS) INCOME FROM OPERATIONS (GAAP)	$(36,501)	$9,873	$(35,114)	$47,703
ADJUSTMENTS TO (LOSS) INCOME FROM OPERATIONS (GAAP):
Inventory step-up charges	—	1,238	—	1,238
Acquisition and integration costs	2,450	934	7,347	5,861
Restructuring activities and other related charges(3)	45,232	8,188	47,171	32,200
Incremental costs attributed to CEO transition(4)	16	—	22,362	—
Contingent consideration	3,191	697	3,191	(30,569)
Intangible amortization	8,689	8,769	34,615	31,452
Other(5)	1,922	—	2,508	—
ADJUSTED INCOME FROM OPERATIONS (NON-GAAP)	$24,999	$29,699	$82,080	$87,885
OPERATING (EBIT) MARGIN	(21.8)%	5.9%	(5.5)%	7.5%
ADJUSTED OPERATING (EBIT) MARGIN	14.9%	17.8%	12.9%	13.9%

Reconciliation of Net (Loss) Income (GAAP) to Adjusted Net Income (Non-GAAP)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
NET (LOSS) INCOME (GAAP)	$(33,869)	$(16,450)	$(25,514)	$35,596
ADJUSTMENTS TO NET (LOSS) INCOME (GAAP):
Inventory step-up charges	—	1,238	—	1,238
Acquisition and integration costs	2,450	934	7,347	5,861
Restructuring activities and other related charges(3)	45,232	8,188	46,937	32,200
Incremental costs attributed to CEO transition(4)	16	—	22,362	—
Contingent consideration	3,191	697	3,191	(30,569)
Intangible amortization	8,689	8,769	34,615	31,452
Loss on extinguishment of debt	—	12,676	—	12,676
Non-cash interest expense	3,681	758	14,291	1,172
Amortization of debt issuance costs	411	6,702	1,843	8,075
Foreign currency impact of certain intercompany loans (6)	4,883	(7,743)	5,509	(7,743)
Other(5)	1,922	—	2,508	—
Tax effect of non-GAAP charges	(11,479)	11,428	(24,288)	3,266
ADJUSTED NET INCOME (NON-GAAP)	$25,127	$27,197	$88,801	$93,224

Reconciliation of (Loss) Earnings Per Share (GAAP) to Adjusted Earnings Per Share (Non-GAAP)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
(LOSS) EARNINGS PER SHARE (GAAP) - DILUTED	$(0.60)	$(0.29)	$(0.46)	$0.63
ADJUSTMENTS TO (LOSS) EARNINGS PER SHARE (GAAP) - DILUTED:
Inventory step-up charges	—	0.02	—	0.02
Acquisition and integration costs	0.04	0.02	0.13	0.10
Restructuring activities and other related charges(3)	0.80	0.15	0.83	0.57
Incremental costs attributed to CEO transition(4)	0.00	—	0.40	—
Contingent consideration	0.06	0.01	0.06	(0.54)
Intangible amortization	0.15	0.16	0.61	0.56
Loss on extinguishment of debt	—	0.22	—	0.22
Non-cash interest expense	0.07	0.01	0.25	0.02
Amortization of debt issuance costs	0.01	0.12	0.03	0.14
Foreign currency impact of certain intercompany loans (6)	0.09	(0.14)	0.10	(0.14)
Other(5)	0.03	—	0.04	—
Tax effect of non-GAAP charges	(0.21)	0.20	(0.41)	0.07
ADJUSTED EARNINGS PER SHARE (NON-GAAP) - DILUTED(7)	$0.44	$0.48	$1.58	$1.65

Reconciliation of Net (Loss) Income (GAAP) to Adjusted EBITDA (Non-GAAP)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
NET (LOSS) INCOME (GAAP)	$(33,869)	$(16,450)	$(25,514)	$35,596
ADJUSTMENTS:
Investment income	(8,293)	(6,023)	(35,827)	(24,135)
Interest expense	5,462	1,276	20,731	2,503
Amortization of debt issuance costs	411	6,702	1,843	8,075
Income tax provision	(4,739)	18,315	(1,521)	21,111
Depreciation	9,670	8,464	34,967	36,994
Intangible amortization(8)	8,717	8,769	34,726	31,452
EBITDA (NON-GAAP)	(22,641)	21,053	29,405	111,596
OTHER ADJUSTMENTS:
Inventory step-up charges	—	1,238	—	1,238
Acquisition and integration costs	2,450	934	7,347	5,861
Restructuring activities and other related charges (3)(9)	45,232	8,188	46,937	32,200
Incremental costs attributed to CEO transition(4)	16	—	22,362	—
Contingent consideration	3,191	697	3,191	(30,569)
Loss on extinguishment of debt	—	12,676	—	12,676
Foreign currency impact of certain intercompany loans (6)	4,883	(7,743)	5,509	(7,743)
Other(5)	1,922	—	2,508	—
ADJUSTED EBITDA (NON-GAAP)	$35,053	$37,043	$117,259	$125,259
ADJUSTED EBITDA MARGIN (NON-GAAP)	20.9%	22.2%	18.5%	19.8%

Reconciliation of Cost of Goods Sold (GAAP) to Adjusted Cost Goods Sold (Non-GAAP)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
COST OF GOODS SOLD (GAAP)	$128,706	$88,136	$359,794	$353,922
ADJUSTMENT TO COST OF GOODS SOLD (GAAP):
Inventory step-up charges	—	(1,238)	—	(1,238)
Acquisition and integration costs	(533)	(6)	(822)	(39)
Restructuring activities and other related charges(3)	(45,079)	(7,675)	(44,029)	(30,386)
Intangible amortization	(471)	—	(471)	—
ADJUSTED COST OF GOODS SOLD (NON-GAAP)	$82,623	$79,217	$314,472	$322,259
GROSS MARGIN (GAAP)	23.2%	47.1%	43.3%	44.0%
ADJUSTED GROSS MARGIN (NON-GAAP)	50.7%	52.5%	50.4%	49.0%

Reconciliation of R&D Expense (GAAP) to Adjusted R&D Expense (Non-GAAP)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
R&D EXPENSE (GAAP)	$11,677	$10,285	$43,200	$42,722
ADJUSTMENT TO R&D EXPENSE (GAAP):
Acquisition and integration costs	(164)	(81)	(364)	5
Restructuring activities and other related charges(3)	—	—	(449)	(116)
Intangible amortization	(121)	—	(121)	—
ADJUSTED R&D EXPENSE (NON-GAAP)	$11,392	$10,204	$42,266	$42,611

Reconciliation of SG&A Expense (GAAP) to Adjusted SG&A Expense (Non-GAAP)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
SG&A EXPENSE (GAAP)	$60,474	$57,630	$263,368	$218,584
ADJUSTMENTS TO SG&A EXPENSE (GAAP):
Acquisition and integration costs	(1,753)	(926)	(6,161)	(5,827)
Restructuring activities and other related charges(3)	(153)	(432)	(2,693)	(1,698)
Incremental costs attributed to CEO transition(4)	(16)	—	(22,362)	—
Intangible amortization	(8,097)	(8,769)	(34,023)	(31,452)
Other(5)	(1,922)	—	(2,508)	—
ADJUSTED SG&A EXPENSE (NON-GAAP)	$48,533	$47,503	$195,621	$179,607

Reconciliation of Net (Loss) Income (GAAP) Guidance to Adjusted Net Income (Non-GAAP) Guidance

	Year Ending December 31, 2025
	Low End	High End
GUIDANCE ON NET INCOME (GAAP)	$51,000	$56,000
ADJUSTMENTS TO GUIDANCE ON NET INCOME (GAAP):
Acquisition and integration costs	2,575	2,575
Restructuring activities and other related charges	2,248	2,248
Anticipated pre-tax amortization of acquisition-related intangible assets	34,898	34,898
Non-cash interest expense	14,194	14,194
Amortization of debt issuance costs	1,645	1,645
Tax effect of non-GAAP charges	(11,694)	(11,694)
Guidance rounding adjustment	134	134
GUIDANCE ON ADJUSTED NET INCOME (NON-GAAP)	$95,000	$100,000

Reconciliation of Earnings Per Share (GAAP) Guidance to Adjusted Earnings Per Share (Non-GAAP) Guidance

	Year Ending December 31, 2025
	Low End	High End
GUIDANCE ON EARNINGS PER SHARE (GAAP) - DILUTED	$0.90	$0.99
ADJUSTMENTS TO GUIDANCE ON EARNINGS PER SHARE (GAAP) - DILUTED:
Acquisition and integration costs	0.05	0.05
Restructuring activities and other related charges	0.04	0.04
Anticipated pre-tax amortization of acquisition-related intangible assets	0.62	0.62
Non-cash interest expense	0.25	0.25
Amortization of debt issuance costs	0.03	0.03
Tax effect of non-GAAP charges	(0.21)	(0.21)
Guidance rounding adjustment	—	—
GUIDANCE ON ADJUSTED EARNINGS PER SHARE (NON-GAAP) - DILUTED	$1.67	$1.76

FOOTNOTES FOR ALL TABLES ABOVE (amounts in thousands):

(1)
Base revenue (Non-GAAP) excludes COVID-related revenue and acquisition-related revenue contribution in current period for which there was no prior year comparable.
(2)
For the three- and twelve-month reporting periods ended December 31, 2023, there was $5,670 and $7,433 respectively in acquisition revenue that has been added to Base Revenue (Non-GAAP) for comparative purposes, as this revenue is now appropriately included in our year-over-year Base Revenue growth percentage of 13% and 0% respectively. At one year post-acquisition, those associated revenues are considered part of ongoing Base business.
(3)
In July 2023, the Board of Directors authorized the Company's management team to undertake restructuring activities to simplify and streamline our organization and strengthen the overall effectiveness of our operations. Since the initial streamlining and rebalancing efforts contemplated in July 2023, and with the introduction of new management in the second half of 2024, the Company continues to undertake further restructuring activities (collectively, the “Restructuring Plan”) which has included consolidating a portion of our manufacturing operations between certain U.S. locations, writing-off abandoned equipment with the rationalization of excess production line capacity and discontinuing the sale of certain product SKUs. In addition, the

Company continues to evaluate the net realizable value of finished goods and raw materials to meet rapidly changing demand during a challenging supply chain environment in the industry.

The Company recorded pre-tax costs of $46.9 million and $32.2 million in the years ended December 31, 2024 and 2023, respectively, related to the Restructuring Plan and other inventory-related charges. The Company believes the Restructuring Plan is now primarily complete as of December 31, 2024.

Severance and employee-related costs are primarily associated with headcount reductions. Costs incurred include cash severance and non-cash severance, including other termination benefits. Severance and other termination benefit packages are based on established benefit arrangements or local statutory requirements and we recognized the contractual component of these benefits when payment was probable and could be reasonably estimated.

Non-cash charges for the inventory write-off in 2023 included the impact of the Company discontinuing the sale of certain product SKUs, the impact of having proactively secured materials during the 2020-2022 pandemic period to meet accelerated demand during a challenging supply chain environment in the industry, and the impact of closing manufacturing facilities and production lines which include inventory that could not be repurposed. Where demand has reduced, finished goods and raw materials, the value of which exceeded the projected requirements to be used before reaching their expiration date, were written off.

The non-cash inventory write-off in 2024 includes the impact of the Company discontinuing the sale of certain product SKUs and is also the result of the further evaluation of inventory positions in unusually turbulent market supply conditions. This further evaluation took into consideration the market reset that continued into 2024 and resulted in new senior product management leadership updating product strategies. With these updated strategies, future demand and product mix projections were revised as a part of the Company’s annual strategic planning and budget sessions in 2024. Where the value of finished goods and raw materials exceeded the projected requirements to be used before reaching their expiration date, or in a reasonable time horizon, they were written off.

In the fourth quarter of 2024, non-cash charges were recognized for the write-off of abandoned equipment in connection with unneeded capacity related to a specific product line that was also included in the 2024 inventory adjustment. The Company’s manufacturing strategy and footprint were also reviewed as a part of our 2024 annual strategic planning and budget session. For this product line, capacity was expanded during the pandemic period, and current projections indicate it will not be needed in a usable time-period. The factory space will be reallocated for the production of other product lines.

(4)
Incremental stock compensation expense recorded during the three and twelve months ended December 31, 2024 of $16 and $22,362 respectively, attributable to the transition of the Company’s Chief Executive Officer (“CEO”) to Executive Chair of the Board announced by the Company on June 12, 2024. The incremental stock compensation expense was the result of the modification of the unvested equity awards held by the CEO immediately prior to the modification. This resulted in the revalue of his unvested awards and a change in his remaining requisite service period due to his change in duties upon transitioning to Executive Chair of the Board.
(5)
Includes a one time events relating to a cybersecurity incident, net of insurance, and costs associated with the restatement of previously issued financial statements.
(6)
During the three and twelve months ended December 31, 2024 we recorded foreign currency adjustments on certain intercompany loans of ($4,883) and ($5,509) respectively. The impact was recorded to the Other income (expenses), net line item within the Condensed Consolidated Statements of Operations.
(7)
GAAP loss per share - diluted for the three and twelve months ended December 31, 2024, was determined excluding the effect of dilutive shares as the impact of such shares would have been antidilutive due to the net loss for the period, while the adjusted earnings per share - diluted for the same period was determined based upon diluted shares.
(8)
Includes amortization of milestone payments in accordance with GAAP of $28 for the three months ended December 31, 2024 and 2023 and $112 for the twelve months ended December 31, 2024 and 2023.
(9)
Excludes $19 of accelerated depreciation related to the restructuring plan for the twelve months ended December 31, 2024. This amount is included in the depreciation line item of this table for that period.